Exhibit 99.2


                INNOVATION HOLDINGS ANNOUNCES REVERSE STOCK SPLIT

Los Angeles, CA, December 1, 2004 - Innovation Holdings, Inc. (OTCBB: IVHLE) announced today that its Board of Directors has approved a one-thousand-for-one reverse stock split of the Company's common stock.

The reverse split will be effective on Wednesday, December 1, 2004, to holders of record of Innovation Holdings on November 30, 2004. The new reduced number of shares will be issued by the Company's transfer agent when certificates are physically surrendered by replacing each share surrendered with a proportionate number of a new share, or if part of the DTC system, old shares will be automatically adjusted on the same basis. Following the reverse stock split, the Company's ticker will change from OCTBB: IVHLE to OTCBB IVHNE.

"I believe it is in the best interest of the future of the Company that we do what we can to expand and at times that forces us to actually contract. In addition, the adverse effect of being placed on the Berlin exchange without our consent has caused results which need to be responded to," said Robert Blagman, CEO of Innovation Holdings. "We continue to work on strategic agreements that we feel will have a material impact on the Company and strongly believe that the 1,000 for 1 reverse stock split will be more advantageous to increasing shareholder value."

This statement contains certain forward-looking statements pertaining to future anticipated projected plans, performance and developments, and other statements pertaining to future operations and results. Any statements in this release that are not statements of historical fact may be considered to be forward-looking statements. Words such as "may, "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including those detailed from time to time in Innovation Holdings, Inc.'s reports fled with the Securities and Exchange Commission. There can be no assurance that actual results will not differ materially from expectations.


Contact:

Michael Selsman
Innovation Holdings
Ivhnholdings@aol.com
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818-426-8737